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                                                                    EXHIBIT 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                            COLLABORATION AGREEMENT

    THIS AGREEMENT is dated the 16th of March, 2000 (the "Effective Date") and is made between KIVA GENETICS, INC. ("KG"), a Delaware corporation, having its principal place of business at 2375 Garcia Avenue, Mountain View, CA 94043; and HEALTHEON/WEBMD CORPORATION ("WebMD") a Delaware corporation, having its principal place of business at 400 The Lenox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30326.

                                    WHEREAS:

    A. WebMD has expertise and experience in owning, controlling, directing, promoting, and sponsoring one or more World Wide Web sites devoted to health and health-related topics and directed to health care practitioners and consumers.

    B. KG's principal business purpose in connection with this Agreement is to promote and facilitate the conduct of research seeking to establish associations between phenotypic data, including clinical courses, diagnoses, prognoses and responses to therapy, with genetic and genomic data, which research includes the recruitment of persons for the collection of DNA or RNA samples for the purpose of discovering new genes and/or new utilities of genes, developing genetic-based clinical management tools based on those associations to be used for medical treatment, patient stratification and assistance in the development and commercialization of new pharmaceutical, diagnostic, medical device and other healthcare products and services (the "KG Business Purpose").

    C. KG also intends to solicit blood samples from individuals who visit the KG Site, which will be analyzed with respect to their genetic data and such genetic data will be combined with the individual's own medical data entered at the KG Site to build a database for use in determining the genetic component of disease and treatment.

    D. The parties wish to collaborate in the areas of marketing, technology, competencies, Genetics and Genomics content access, and revenue sharing, as specifically set forth herein.

                        IT IS HEREBY AGREED AS FOLLOWS:

1.  CERTAIN DEFINITIONS.

        1.1 "AFFILIATE" means an entity that controls, is controlled by, or is under common control with a Party hereunder, where "control" means the ownership of at least 50% of the stock of such entity or the ability to control the management decisions of such entity regardless of ownership percentage interest.

        1.2 "COMPETITIVE GENETICS AND GENOMICS COMPANY" means any third party entity whose primary business purpose is directly competitive with the KG Business Purpose, including without limitation, those entities set forth on
    Schedule 1.2.

        1.3 "GENETICS AND GENOMICS" means the study or analysis of an individual's DNA or RNA and the study of the human genome and variations therein for discovery research, clinical diagnostic and medical management.

        1.4 "KG CONTENT" means all content or information, in any medium, provided by KG for use of the WebMD Site, including without limitation any listing data, hyperlinks, text, music, sound, photographs, video, graphics, other data or software related to Genetics and Genomics, and,


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

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    subject to Section 3.7, chats or moderated chats or any transcriptions thereof. The KG content will be scientifically sound and current and will fairly present all scientifically responsible points of view where appropriate to deliver a balanced expression of the current state of the genetic and genomic science and will be free of advertisement, infomercial or "advertorial" content. WebMD may at its own expense engage the services of one or more experts in the field of genetics and genomics to review the KG Content to determine its compliance with these standards.

        1.5 "WEBMD SITE" means the web site devoted to health issues and owned and operated by WebMD and accessible at www.webmd.com or its successor URL.

        1.6 "KG SITE" means the web site owned and to be launched and operated by KG following the Effective Date and accessible at www.kivagen.com or its successor URL, and any additional sites operated by or for KG (and KG Affiliates) and designated by KG (and KG Affiliates) in writing from time to time.

2.  CONTENT; EXCLUSIVITY; LICENSE TO USE.

        2.1 KG CONTENT. KG will create and deliver to WebMD the KG Content at its own cost. The KG Content shall be qualitatively and quantitatively comparable to other channels on the WebMD Site of a similar size and nature.

        2.2 DEDICATED CHANNEL. Promptly following the Effective Date in accordance with a schedule mutually agreed to by the Parties, WebMD shall establish a channel dedicated to Genetics and Genomics (the "Consumer G&G Channel") on WebMD Health, which is the consumer oriented portion of the WebMD Site, and shall establish a channel dedicated to Genetics and Genomics (the "Professional G&G Channel") on WebMD Practice, which is the professional oriented portion of the WebMD Site. The Consumer G&G Channel and the Professional G&G Channel are sometimes collectively referred to as the "Channels."

        2.3 INTEGRATION OF KG CONTENT. Subject to the terms of this Agreement, KG shall license KG Content to WebMD for use on the Channels as the Channels are delivered in the United States, and WebMD shall, where practicable, integrate the KG Content into other portions of the WebMD Site as the WebMD Site is delivered in the United States.

        2.4 EXCLUSIVITY. KG shall be the exclusive provider of content related to Genetics and Genomics in the Channels during the Term hereof. Subject to the terms and conditions of this Agreement, WebMD agrees that, during the Term, it shall not enter into any agreement with any third party for the provision of Genetics and Genomics content for use in the Channels. Notwithstanding the foregoing, WebMD may include in the Channels
    (i) content that is not related to Genetics and Genomics; (ii) content that is originally generated by WebMD, provided it does not unreasonably duplicate the KG Content; and (ii) content from non-profit, academic and charitable sources, provided to WebMD without charge, in each case to the extent that KG is unable to provide such content on the Channels after notice from WebMD, but within the time frame reasonably required by WebMD under the circumstances. WebMD shall be free to include content related to Genetics and Genomics from any source on the WebMD Site outside of the Channels provided that WebMD shall not include content related to Genetics and Genomics from a Competitive Genetics and Genomics Company for the purpose of advancing a business purpose of such a company which is competitive with the KG Business Purpose during the Term. In addition WebMD agrees that it shall not establish or create a channel on the WebMD Site that is duplicative of either of the Channels. Moreover, such exclusivity shall not include iterations of the WebMD Site which are targeted to audiences outside the United States. WebMD agrees to use [*] WebMD [*] to enter into [*] with KG with respect to [*] (without the necessity of [*] by WebMD to such entities or any other entity). The KG Content shall include enough content and services as determined by WebMD in order to offer an appropriate channel related to Genetics and Genomics to users of the WebMD Site ("Users"). In additional, WebMD agrees that it shall not enter into any agreement after the Effective Date with any third party for the soliciation, by means of the WebMD Site, of the collection of human DNA or RNA samples for the KG Business Purpose.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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        2.5  LICENSE.  Pursuant to Paragraph 2.2, KG hereby grants, to WebMD, during the Term, a nonexclusive, nontransferable, worldwide, limited-scope license to use, copy, adapt and publish the KG Content in the Channels and the WebMD Site; store the KG Content on WebMD servers; and to distribute, perform and display the KG Content on or in conjunction with the WebMD Site and its various means of distribution, including broadband and wireless. WebMD shall further have the right to use the KG Content, or any portion thereof, to advertise, market and promote the inclusion of the same on the Channels or the WebMD Site and/or build traffic for the Channels or the WebMD Site. WebMD may modify the text of the KG Content as it deems necessary or appropriate, consistent with WebMD's exercise of its absolute rights of editorial and artistic discretion with respect to the Channels and the WebMD Site, but in a manner that preserves the underlying integrity and meaning of such content.

        2.6 KG acknowledges and intends that in the event any portion of the KG Content is content which [*] has the exclusive right to provide to WebMD pursuant to an agreement in effect on the Effective Date, as it may be amended from time to time, then WebMD shall not be required to display such KG Content (or portion thereof) in any manner that conflicts with the terms of such agreement, as amended.

        2.7 The parties acknowledge that KG is developing KG Content at its own cost and in tandem with the creation by WebMD of the Channels; provided however, WebMD's acknowledgement of KG's tandem development and creation shall not diminish any obligation of KG set forth hereunder. In addition to the circumstances set forth in Section 2.4 hereof, if WebMD wishes to make available to its Users certain Genetics and Genomics content in the Channels, and such content either are not available from KG or, in the reasonable opinion of WebMD, are not of acceptable quality, then WebMD may acquire and utilize such content from third parties; provided, however, WebMD will give KG notice of its request for additional content and KG will have twenty (20) days from the date of such notice to provide such content to WebMD (except in the event that such content are required in connection with a current news event which necessitates posting of relevant content within such 20 day period).

        2.8 WebMD agrees that, in the event it desires to provide to its Users one or more services related to Genetics and Genomics, such as, by the way of example, genetic counseling, storage of DNA samples, or referral services, it shall notify KG in writing, whereupon KG shall have the right, at its election, to exclusively negotiate with WebMD for a period of fifteen
    (15) days, the right to provide such service to WebMD for its Users, either by means of a link to the KG Site or by integrating such service on the WebMD Site.

3.  WEBMD SITE DEVELOPMENT; CO-BRANDED WEBMD SITES.

        3.1 The parties agree to integrate the KG Content into the Channels and to develop the Channels on a commercially reasonable basis in a collaborative manner as further agreed upon by the parties within sixty
    (60) days of the Effective Date. The parties intend that the Consumer Channel will be developed as soon as possible with a goal of [*], and that the Professional Channel will be developed as soon as possible with a goal of [*]. WebMD shall feature KG as a provider of Genetics and Genomics Content through the presentation of the KG Content (i) within the Channels, and (ii) on co-branded Web sites to be produced, developed, or participated in or contributed to by WebMD through agreements with certain WebMD portal partners, namely [*] (collectively, the "Portal Partners") as of the date hereof (and WebMD shall use commercially reasonable effort to feature KG as described in this Paragraph through WebMD's agreements with future Portal Partners (both present and future Portal Partner obligations being subject to the terms of those agreements between WebMD and such Portal Partner). WebMD shall have the exclusive right to sell and place advertising and sponsorships in connection with the Content, within the Channels, on the WebMD Site and on sites of the Portal Partners.

        3.2 In addition to the commitment made in Schedule 5 for a fixed advertising badge as part of the WebMD New Partner Launch Promotional Program for a period of [*] following Launch

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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    (the "Launch Period"), WebMD will provide the following services
    (collectively, the "Services") to KG:

           (i) following the Launch Period, provide an advertising badge on a rotational basis on the WebMD Site home page for the equivalent of [*] for the entire Term of the Agreement;

           (ii) at such time as WebMD sells key word searches, provide references to the Channels in all key word searches on the WebMD for the words "Genetics" and "Genomics" (provided that during the term of the agreement, WebMD will not sell those search terms to any Competitive Genetics and Genomics Company in a manner that could be deemed directly competitive to the KG Business Purpose. WebMD represents that, as of the Effective Date, it does not sell key word searches, and nothing in this Agreement shall obligate WebMD to do so in the future;

           (iii) to the extent practicable and subject to the respective third party agreements, and only at such time as WebMD sells key word searches, provide references to the Channels in all key word searches on the Portal Partner sites for the words "Genetics" and "Genomics" (to the extent that such searches and key words are within WebMD's self-promotional inventory pursuant to its agreement with such Portal Partner), and to the extent those searches are not sold to other third parties;

           (iv) contextually integrate in appropriate channels in the WebMD Site, including but not limited to "Living Better" and "Condition Centers," action links to the Channels, subject to the editorial policies and practices of the WebMD Site;

           (v) to the extent practical and subject to the respective third party agreements, make reasonable commercial efforts to provide action links to the Channels, from related content areas and channels on the Portal Partner sites.

           (vi) subject to the advertising and editorial guidelines of WebMD, make reasonable commercial efforts to provide links to the Channels with other appropriate and relevant content areas of the WebMD site (as determined by WebMD in good faith), including but not limited to content within the "Medical Library" channel of the WebMD Site.

    The parties agree and acknowledge that, while initially these efforts will be directed toward the Consumer Channel, they will, to the extent applicable, subsequently also be directed to the Professional Channel, once the Professional Channel is launched.

        3.3 Subject to the terms and conditions of this Agreement WebMD will create the Channels primarily for KG to provide the KG Content to Users.

        3.4 WebMD shall retain the sole editorial and artistic discretion with respect to the WebMD Site and the Channels and over the presentation including without limitation, the "look and feel" of the KG Content in the Channels and sole ownership of the Channel platform technology.

        3.5 WebMD agrees that no Competitive Genetics and Genomics Company will be permitted to post advertisements or other promotions on web pages within the WebMD Site for a purpose that is directly competitive with the KG Business Purpose; provided, however, WebMD may post advertisements of any third party with whom WebMD has a current contractual relationship as of the Effective Date and who has a contractual right to place such advertisements.

        3.6 KG will cooperate with WebMD to make available to WebMD, as reasonably requested, in a timely fashion any necessary resources of KG to integrate the KG Content or develop the Channels pursuant to the terms of this Agreement.

        3.7 COLLABORATION. WebMD agrees to engage in good faith discussions with KG regarding collaboration in the development of the following Genetics and Genomics opportunities:

        (a) Developing, conducting and broadcasting live chats on the WebMD Site with Genetics and Genomics experts.

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        (b) Subject to execution of any necessary additional agreements, integrating the KG Content into community-based areas of the WebMD Site.

        (c) Meeting periodically (at least once per quarter) to discuss market opportunities and other areas of collaborative activity.

        (d) The parties agree to work together in good faith to define at what level a User will move from the WebMD Site to the KG Site for condition specific information and the gathering of specific phenotypic information, provided however, any links from the KG Content or the Channels to the KG Site or any other third party site shall be subject to the prior review and approval of WebMD. The parties agree that it is their intention that all users moving to the KG Site from the WebMD Site will be moved back to the WebMD Site.

        3.8 RELATIONSHIP MANAGERS. The parties agree to each appoint a relationship manager (the "Relationship Manager"), whose roles shall include coordination of the parties' efforts under this Agreement to develop the Channels and integrate the KG Content and to serve as the primary point of contact for the other party.

4.  THIRD PARTY RELATIONSHIPS.

        4.1 To the extent permitted in its agreements with third party media companies with whom WebMD has current contractual relationships as of the Effective Date ("Media Partners"), WebMD shall, in its sole discretion, in good faith, and at its own cost, promote the Channels through a commercially reasonable amount of offline advertising (as determined by WebMD in good faith). Such advertising may include commercials to be run by, on behalf of, or for the benefit of WebMD on the commercial, cable and public television networks operated by the Media Partners or television program segments or spots (which, for example, may be 30, 45 or 60 seconds in duration) devoted to health issues that are run on such networks and that WebMD sponsors, or both (subject to the agreements with the respective Media Partner(s)). Production and run costs incurred in connection with the commercials, segments and spots described in this paragraph will be borne by WebMD. KG shall have reasonable approval of the storyboards for any such commercials, segments and spots using the KG name, which approval shall not be unreasonably withheld. For purposes of this provision, "promotion" shall mean expressly mentioning the name of the Channels or the availability of the KG Content in such advertising.

        4.2 In addition, WebMD will devote, in its sole discretion and in good faith, a commercially reasonable amount of its inventory of banner advertisement impressions available under its agreements with Portal Partners to promote the relationship between WebMD and KG.

5.  FEES AND REVENUE SHARING.

    In exchange for the performance of WebMD's obligations under this Agreement, KG will pay WebMD those fees set forth on Schedule 5 attached hereto. In addition, in exchange for delivery of and license to the KG Content, the parties shall share revenue as set forth in Schedule 5.

6.  INTELLECTUAL PROPERTY MATTERS.

        6.1 OWNERSHIP OF KG CONTENT AND TECHNOLOGY. KG shall retain all right, title and interest in the KG Content provided by it to WebMD in connection with this Agreement, and all intellectual property rights related thereto. WebMD shall retain all right, title and interest in the technology provided by WebMD to KG in connection with this Agreement and all intellectual property rights related thereto.

        6.2 COLLECTION AND OWNERSHIP OF USER DATA. WebMD shall own and shall not transfer or disclose to KG any personally identifiable information (collectively, the "WebMD User Information") collected, if any, from Users of the KG Content on the WebMD Site or within the Channels. KG shall own and shall not transfer or disclose to WebMD any personally identifiable and other information (collectively, the "KG User Information") collected from users of the KG

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    Site. The parties agree during the Term to continuously monitor and enhance their privacy policies and the management and use of information collected from or about end users to conform to industry standards and state and federal laws and regulations. Without limitation, the parties agree to erase all user signatures or other technical devices used to track movement between the WebMD Site and the KG Site. WebMD shall provide reports of aggregate information to KG on Channel metrics, all in a form and substance as provided by WebMD to other content providers within similar channels; such information shall not allow individuals to be identified or contacted by any means. KG may use the reports for KG's internal purposes only. WebMD shall have no obligation to collect any particular User information with respect to the KG Content or the Channels. All activities which a user could or should reasonably perceive as being provided by WebMD as part of the WebMD Site (even if it takes place as part of a co-branded activity or where the functionality is in fact provided by servers operated by KG) shall be exclusively subject to the then current terms and conditions of use and the privacy policy of WebMD. KG agrees and acknowledges that it obtains no ownership or other rights in and will refuse access to any personally identifiable information provided by Users of the WebMD Site.

        6.3 OWNERSHIP OF WEBMD SITE. All right, title and interest in and to the WebMD Site and all elements thereof, including the Channels, any content (except the KG Content), graphics, trademarks (except KG trademarks), logos, and other materials of any type (in any form, format, forum, media, medium, means or method known or hereafter developed) appearing on or in the WebMD Site or the Channels, the look and feel thereof, and all technology related thereto are owned exclusively by WebMD and shall remain the property of WebMD. Nothing in this Agreement or in an attachment hereto creates in KG any rights in the WebMD Site or the Channels (as distinct from the KG Content). KG expressly agrees that all impressions and page views within the Channels and any pages of the WebMD Site that contain KG Content shall be allocated exclusively to WebMD for purposes of Media Metrix and any similar web viewership measuring service.

        6.4 TRADEMARK LICENSE. KG hereby grants to WebMD a nonexclusive, nontransferable, worldwide, limited-scope license to use the trade names, trademarks and service marks (collectively, the "KG Trademarks") of KG in connection with this Agreement or in the promotion of the collaborative efforts undertaken or to be undertaken by WebMD. All use of the KG Trademarks shall inure to the benefit of KG. WebMD hereby grants to KG a nonexclusive, nontransferable, worldwide, limited-scope license to use the tradenames, trademarks and service mark of WebMD (collectively, the "WebMD Marks") in the promotion of the Channels or the KG Content, subject to the prior written approval of WebMD. All use of the WebMD Trademarks shall inure to the benefit of WebMD.

        6.5  PRIVACY POLICIES.  In addition to their obligations under
    Section 6.2, the parties agree that privacy and data protection laws and requirements are in a state of rapid change and agree to cooperate with one another in good faith in order to address such laws and requirements in a mutually agreeable manner, including the possible necessity of amending certain of the provisions and practices set forth in this Agreement. Each party agrees to use its of commercially reasonable efforts to ensure that, in the case of KG, the KG Content and all activities and content which KG contributes to the WebMD Site, and, in the case of WebMD, all activities and content on the Channels which WebMD contributes, are in compliance with all applicable laws and regulations and will remain in compliance throughout the Term hereof.

7.  WARRANTIES; INDEMNIFICATION; LIMITATION OF LIABILITY.

        7.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.

        (a) KG represents, and warrants that (i) it shall not make any representations to any third party or take any actions inconsistent with the terms of this Agreement; (ii) the KG Content is or will be original to KG or KG has full and sufficient rights to grant to WebMD the rights and licenses granted hereunder; (iii) KG has used and shall use commercially reasonable efforts to

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    ensure the accuracy and integrity of the KG Content provided hereunder;
    (iv) neither the KG Content nor WebMD's use of the same in any manner contemplated hereunder shall infringe upon or violate the intellectual property rights, including without limitation copyright, trademark, trade secrets, patent rights, rights of publicity or personal rights, of any third party; and (vi) neither the execution of this Agreement nor KG's performance hereunder, will directly or indirectly violate or interfere with the terms of another agreement to which it is a party.

        (b) KG represents and warrants that, as of the Effective Date it is not, and covenants that during the Term it will not be, in the business of managing or conducting Clinical Trials on a contract basis. As used in this
    Section 7.1(b), "Clinical Trials" means a controlled study involving human subjects designed to evaluate prospectively the safety and effectiveness of new drugs or devices or of behavioral interventions.

        (c) WebMD represents and warrants that (i) it shall not make any representations to any third party or take any actions inconsistent with the terms of this Agreement; (ii) WebMD has full and sufficient rights to enter into this Agreement; (iii) WebMD has used and shall use commercially reasonable efforts to ensure the accuracy and integrity of the content and services provided in the WebMD Site; and (iv) no content contained in the WebMD site shall infringe upon or violate the intellectual property rights, including without limitation copyright, trademark, trade secrets, patent rights, rights of publicity or personal rights, of any third party (except that this statement shall not extend to KG Content, for which KG is responsible as set forth above).

        7.2 INDEMNITY OF WEBMD. WebMD shall indemnify and hold harmless KG and its Affiliates agents, directors, officers, employees, and subcontractors for and from any and all liabilities, losses, obligations, risks, expenses (including reasonable attorneys' fees), costs, damages, and judgments, and against any and all claims and actions, brought by a third party and based upon or arising from (i) any material breach of the Agreement by WebMD,
    (ii) any material breach by WebMD of any material representation or warranty set forth in this Agreement, or (iii) WebMD's willful misconduct or gross negligence, or (iv) any material breach by WebMD of any agreement with any third party, including any Portal Partner, Media Partner or Quintiles Transnational Corporation (except to the extent such breach arises out of KG's breach of its covenants and obligations under this Agreement).

        7.3 INDEMNITY OF KG. KG shall indemnify and hold harmless WebMD and its Affiliates, agents, directors, officers, employees, and subcontractors for and from any and all liabilities, losses, obligations, risks, expenses (including reasonable attorneys' fees), costs, damages, and judgments, and against any and all claims and actions, brought by a third party and based upon or arising from (i) any material breach of the Agreement by KG,
    (ii) any material breach by KG of any material representation or warranty set forth in this Agreement, (iii) the provision of the KG Content to WebMD for use in accordance with the terms hereof, or (iv) KG's willful misconduct or gross negligence.

        7.4 INDEMNIFICATION PROCEDURE. If either party receives notice of an actual or threatened claim, cause, or action which may give rise to indemnification of it under this Agreement, that party (the "Indemnitee") shall promptly notify the other (the "Indemnitor") of the claim, cause or action; PROVIDED, HOWEVER, that failure to give such notice shall not relieve the Indemnitor of any liability hereunder (except to the extent the Indemnitor has suffered actual material prejudice by such failure). The Indemnitee shall tender sole defense and control of such claim to the Indemnitor; provided, however, Indemnitor is a named party to the claim. The Indemnitee shall, if requested by the Indemnitor, give reasonable assistance to the Indemnitor in defense of any claim. The Indemnitor shall reimburse the Indemnitee for any reasonable legal expenses directly incurred from providing such assistance, as such expenses are incurred. The Indemnitor shall have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld;
    provided, however, that the Indemnitee may withhold its consent if any such judgment or settlement imposes any unreimbursed monetary or continuing nonmonetary obligation on such

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    party or does not include an unconditional release of that party and its affiliates from all liability in respect of claims that are the subject matter of the indemnified claim.

        7.5 DISCLAIMER OF OTHER WARRANTIES. EACH PARTY HEREBY ACKNOWELDGES AND AGREES THAT, EXCEPT AS EXPLICITLY PROVIDED FOR IN THIS AGREEMENT, THE OTHER PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO
    (A) THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF SUCH PARTY'S SITES OR CONTENT; (B) THAT SUCH PARTY'S SITES OR CONTENT WILL OPERATE UNINTERRUPTED OR ERROR-FREE; OR (C) THAT DEFECTS IN SUCH PARTY'S SITES OR CONTENT HAVE BEEN OR WILL BE CORRECTED. WITHOUT LIMITING THE FOREGOING, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

        7.6 EXCLUSION OF DAMAGES. EXCEPT IN THE EVENT OF FRAUD OR WILLFUL MISREPRESENTATION OR MISCONDUCT, INDEMNITY CLAIMS PURSUANT TO SECTION 7, OR CLAIMS ARISING IN CONNECTION WITH SECTION 8, IN NO EVENT SHALL A PARTY TO THIS AGREEMENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFITS, IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IN THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

8.  PROPRIETARY RIGHTS AND CONFIDENTIALITY.

        8.1  DEFINITIONS.

        (a) "CONFIDENTIAL INFORMATION" means any data, materials or information that is disclosed by either party to the other party during the term hereof, in oral or written form. Confidential Information also includes any information described in this section which either party obtains from another party under an obligation of confidentiality. Confidential Information does not include any data or information which the receiving party can demonstrate with competent written proof: (i) was already known to it at the time of disclosure; (ii) was independently developed by it without reference to the disclosing party's Confidential Information; (iii) is in the public domain; (iv) was rightfully disclosed to it by a third party without obligation of confidentiality; (v) is required to be disclosed pursuant to any statutory or regulatory authority or court order, provided the disclosing party is given prompt written notice of such requirement and the scope of such disclosure is limited to the extent possible.

        (b) "TRADE SECRETS" shall mean any Confidential Information of the party which owns and/or controls or has rights to such information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, in any form or format, which is not commonly known by or available to the public and which: (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets specifically include any Confidential Information described herein that either party obtains from another party under an obligation of confidentiality.

        8.2 RESTRICTIONS. During the Term, and indefinitely thereafter, neither party will, except as otherwise expressly directed by the other party, use, copy or disclose, or permit any unauthorized person access to, any of the other party's Trade Secrets, except as expressly permitted herein and necessary for accomplishment of activities required hereby. During the term of this Agreement and for a period of [*] after termination hereof, neither party will use, copy, or disclose, or permit any

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    unauthorized person access to, any of the other party's Confidential Information, except as expressly directed by such party or as permitted herein.

        8.3 OWNERSHIP AND PROTECTION OF CONFIDENTIAL INFORMATION. (a) Each party agrees that it has no interest in or right to use the Confidential Information of the other except in accordance with the terms of this Agreement. The party receiving Confidential Information shall (i) maintain it in strict confidence and take all reasonable steps to prevent its disclosure to third parties, except to the extent necessary to carry out the purposes of this Agreement, in which case these confidentiality restrictions shall be imposed upon the third parties to whom the disclosures are made;
    (ii) use at least the same degree of care as it uses in maintaining the secrecy of its own Confidential Information (but no less than a reasonable degree of care); and (iii) prevent the removal of any proprietary, confidential or copyright notices placed on the Confidential Information.

        (b) Each party consents to the filing of the Agreement with the U.S. Securities and Exchange Commission by the other party and to reference such party's name and a description of this Agreement in any such filings. In connection with any public disclosure or filing with any governmental agency, including the Securities and Exchange Commission, each party agrees to seek confidential treatment of the terms and conditions of this Agreement. In addition, any description of this Agreement, or any redacted version of this Agreement, intended to be filed or attached to any publicly filed document by a party shall be submitted to the other party for review and input prior to filing. Notwithstanding anything to the contrary herein, neither party may use any trademark of the other party in any public disclosure or filing with any governmental agency, including the Securities and Exchange Commission, without the express written consent of the other party, but this shall not be construed to restrict the use of a parties' corporate name by the other party in any such public disclosure or filing.

        8.4 REMEDIES FOR BREACH. In the event of a breach of this Section 8, the parties agree that the non-breaching party may suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party may be impossible to calculate and would therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party may be entitled to temporary, preliminary and permanent injunctive relief against the breaching party, its officers or employees, in addition to such other rights and remedies to which it may be entitled at law or in equity.

        8.5  TERMS OF AGREEMENT; PUBLICITY.

        (a) The parties agree that the material terms of this Agreement will be considered the Confidential Information of each party. Notwithstanding the foregoing, each party shall have the right to disclose the material terms of this Agreement in confidence to any bona fide potential investor, investment banker, acquirer or merger partner, subject to the terms of a confidentiality agreement consistent with each of the terms hereof.

        (b) The parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of a joint press release mutually agreed upon by the parties. Any other publication, news release or other public announcement relating to this Agreement or the performance hereunder shall first be reviewed and approved by both parties, which approval shall not be unreasonably withheld or delayed; except with respect to any disclosure which is required by law.

9.  TERMINATION; DISPUTE RESOLUTION.

        9.1 TERM. This Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of five (5) years ("Initial Term") subject to the provisions hereof, unless earlier terminated as provided for below. This Agreement will automatically renew on a twelve
    (12) month basis unless terminated by either party in writing six
    (6) months prior to the end

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    of the Initial Term or any renewal term (any such renewal term, together with the Initial Term, together referred to as "Term").

        9.2 EARLY TERMINATION. Either party may terminate this Agreement immediately by notice to the other party upon the occurrence of any of the following events of default by the other party:

           (i) The other party fails to observe, perform or fulfill any of its material obligations, representations, or warranties (other than confidentiality obligations) under the Agreement and fails to cure such default as expeditiously as possible, but in no event later than sixty
       (60) days after the non-defaulting party gives written notice of such failure; provided, however, no cure period shall be applicable in the event the notifying party reasonably determines that the other party's performance or non-performance of its material obligations hereunder are in violation of any applicable law or regulation.

           (ii) The other party fails to observe, perform or fulfill any confidentiality obligation imposed hereunder and fails to cure such default within ten (10) days after the non-defaulting party gives notice of such failure; or

           (iii) The other party's business is liquidated, dissolved or suspended.

        9.3  REMOVAL OF KG CONTENT BY WEBMD.

        (a) WebMD may immediately remove the KG Content or portion(s) thereof, in whole or in part, in the event:

           (i) The KG Content either becomes or WebMD reasonably believes that such KG Content shall become the subject of a final judgment, agreement, or injunctive order that the KG Content infringes the ownership rights of any third party, that KG otherwise does not have the right to permit others to access such KG Content, or that the KG Content defames a third party or misappropriates any personal right of any third party; or

           (ii) WebMD reasonably believes that the KG Content is illegal or contrary to any acceptable law; or

           (iii) WebMD reasonably believes, or it is the opinion of any government regulatory authority, that the provision of such KG Content materially jeopardizes the health or safety of any person using or relying upon the KG Content; provided that, in such event WebMD shall promptly notify KG of its intention to so remove such KG Content.

        (b) In the event that the KG Content or any portion thereof is removed subject to this Paragraph 9.3, KG must, at its sole cost and expense, and at KG's option, either:

           (i) Procure for WebMD the right to continue using the KG Content; or

           (ii) Replace the KG Content, at its sole cost and expense, with substantially similar KG Content of either equivalent functionality and performance or value to the Channels.

        9.4 REMOVAL OF KG CONTENT. (a) In the event KG reasonably believes that the KG Content:

           (i) will become the subject of a final judgment, agreement or injunctive order that the KG content infringes the ownership rights of any third party, that KG does not have the right to permit others to access such KG Content, or that the KG Content defames a third party or misappropriates any personal right of any third party;

           (ii) is illegal or contrary to any acceptable law; or

           (iii) materially jeopardizes the health or safety of any person, or is otherwise inaccurate or is not in compliance with applicable legal requirements, then KG shall thereupon immediately notify WebMD and WebMD shall thereupon immediately remove such KG Content or portions thereof.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (b) In the event that KG content or any portion thereof is removed subject to this Paragraph 9.4, KG must, at its sole cost and expense, and at KG's option, either:

           (i) Procure for WebMD the right to continue using the KG Content; or

           (ii) Replace the KG Content, at its sole cost and expense, with substantially similar KG Content of equivalent functionality and performance or value to the Channels.

        9.5 SURVIVAL. The provisions of the Agreement which by their nature are intended to survive termination or expiration of this Agreement shall survive expiration or termination of this Agreement.

        9.6 DISPUTE RESOLUTION. In the event of a dispute between the parties and for which dispute the parties are unable to reach a mutually agreeable resolution, the dispute shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association then in effect in Chicago, Illinois. There shall be one arbitrator mutually agreed to by both parties; such arbitrator shall have experience in the area of controversy. After the hearing, the arbitrator shall decide the controversy and render a written decision setting forth the issues adjudicated, the resolution thereof and the reasons for the award. The award of the arbitrator shall be conclusive. Payment of the expenses of arbitration, including the fee of the arbitrator, shall be assessed by the arbitrator based on the extent to which each party prevails. Notwithstanding the foregoing, any dispute related to the ownership of intellectual property, any violation of Section 8 hereof or any other action or proceeding required to maintain the status quo shall not be required to be submitted to arbitration as set forth above.

10. MISCELLANEOUS PROVISIONS.

        10.1 INDEPENDENT CONTRACTORS. It is expressly agreed that WebMD and KG are acting under this Agreement as independent contractors, and the relationship established under this Agreement shall not be construed as a partnership, joint venture or other form of joint enterprise. Neither party is authorized to make any representations or create any obligation or liability, expressed or implied, on behalf of the other party, except as may be expressly provided for in this Agreement.

        10.2 ACCESS TO BOOKS AND RECORDS. The parties shall keep complete, accurate and up-to-date books and records in accordance with generally accepted accounting principles and sound business practices covering all transactions relating to this Agreement. Either party or its authorized representatives (who shall be subject to the approval of the other party with such approval not to be unreasonably withheld), or both, shall at its expense, upon reasonable notice, and during normal business hours have the right (but not more than once annually) to inspect, audit, or copy such records in order to determine whether all provisions of this Agreement have been met. The parties agree that all information and records obtained in such audit shall be considered Confidential Information. This right to audit shall be available to either party for up to one (1) year following the termination of this Agreement.

        10.3 HEADINGS. The headings of the sections and paragraphs of this Agreement are for convenience only and shall not be a part of or affect the meaning or interpretation of this Agreement.

        10.4 SCHEDULES. This Agreement incorporates the attached Schedules and any subsequent Schedules to this Agreement.

        10.5 ASSIGNMENT. This Agreement and any interest hereunder shall inure to the benefit of and be binding upon the parties and their respective successors, legal representatives and permitted assigns. Either party may assign this Agreement (i) to any legal entity in connection with the merger or consolidation of the assigning Party into such entity or the sale of all or substantially all of the assets of the assigning Party to such entity; or
    (ii) to any Affiliate of the assigning party. Except as stated in the previous sentence, neither party may assign or delegate this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    Any attempt to assign, delegate or otherwise transfer the Agreement in violation of this Paragraph 10.5 is voidable by the other party by written notice delivered within three business days of such event giving rise to such right.

        10.6 NOTICES. All notices and demands (collectively, "Notices") required or permitted by this Agreement shall be in writing and shall be effective upon receipt and shall be delivered by hand or mailed via commercially acceptable overnight courier or by registered or certified mail, return receipt required, first class postage prepaid, addressed as follows:

       If to KG:

       Kiva Genetics, Inc.
       2375 Garcia Avenue
       Mountain View, CA 94043
       Attn: Steven B. Lehrer, Chief Business Officer

       With a copy to:

       Cooley Godward LLP
       5 Palo Alto Square
       3000 El Camino Real
       Palo Alto, CA 94306
       Attn: Barbara A. Kosacz, Esq.

       If to WebMD:

       Healtheon/WebMD Corporation
       400 The Lenox Building
       3399 Peachtree Road, NE
       Atlanta, GA 30326
       Attn: General Counsel

       with a copy to:

       Alston & Bird LLP
       One Atlantic Center
       1201 W. Peachtree Street
       Atlanta, GA 30309-3424
       Attn: James A. Harvey, Esq.

    Either party may change the address or designated person for receiving Notices by providing notice in accordance with this Paragraph 10.6.

        10.7 SEVERABILITY. If any term of this Agreement is held as invalid or unenforceable, the remainder of this Agreement shall not be affected, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

        10.8 ENTIRE AGREEMENT/AMENDMENTS. Each party represents and warrants that it has the full right and authority to enter into this Agreement and to perform any and all obligations under this Agreement without violating the terms of any other agreement to which it is a party. This Agreement, including all schedules attached hereto, contains the entire agreement between the parties and supersedes all prior and contemporaneous proposals, discussions and writings by and between the parties and relating to the subject matter hereof. None of the terms of this Agreement shall be deemed to be waived by either party or amended or supplemented unless such waiver, amendment or supplement is written and signed by both parties. The invalidity or unenforceability of any particular provision of this Agreement, as determined by any court of competent jurisdiction or any appropriate legislature, shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        10.9 NO BROKER FEES. Except as expressly provided herein, each party shall bear its owns costs incurred in performing under this Agreement. Without limiting the generality of the foregoing sentence, WebMD represents and warrants to KG, and KG represents and warrants to WebMD that no broker, finder, investment banker or other similar party is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

        10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principals of conflict of law.

        10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. This Agreement may be signed and the signature pages faxed to the other party, with the originals to be forwarded by mail.

    IN WITNESS WHEREOF, WebMD and KG, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives.

KIVA GENETICS, INC.                           HEALTHEON/WEBMD CORPORATION

By:    /s/ Steven B. Lehrer                   By:    /s/ W. Michael Heekin
       ------------------------------------          ------------------------------------
Name:  Steven B. Lehrer                       Name:  W. Michael Heekin
       ------------------------------------          ------------------------------------
Title: Chief Business Officer                 Title: Executive Vice President
       ------------------------------------          ------------------------------------
Date:  March 16, 2000                         Date:  March 16, 2000
       ------------------------------------          ------------------------------------

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  SCHEDULE 1.2

                  COMPETITIVE GENETICS AND GENOMICS COMPANIES

    [*]




[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SCHEDULE 5

ANNUAL FEE TO WEBMD

    KG shall pay to WebMD an annual fee for the services provided for herein as follows (the "Annual Fee"): Contract Year 1--$3 million; Contract Year
2--$5 million; Contract Year 3--$5 million; Contract Year 4--$10 million; and Contract Year 5--$10 million. In an effort to provide additional promotion for the launch of the new Channels, KG will participate in the WebMD New Partner Launch Promotional Program which provides, among other things, placement of a fixed advertising badge located above the fold on the WebMD Site home page in a size of approximately 140 X 60 pixels for no less than [*] (the "New Partner Launch Promotional Program"). KG shall pay a fee to WebMD of $2 million for its participation in such Program (the "New Partner Promotional Launch Program Fee"). The Annual Fee (or, for Contract Year 1, the Annual Fee and the New Partner Promotional Launch Fee) shall be paid as follows: In calendar-year [*], with the first [*] payment (which shall be for the [*] of 2000) being due [*] after the execution of this Agreement and with subsequent [*] payments being due within [*] of the applicable [*].

REVENUE SHARING

    In addition, the parties shall share certain other revenues during the Term hereof as follows:

ANNUAL PERCENTAGE PAYMENTS:

    During each year of the Term, WebMD agrees to pay KG [*] percent [*] of WebMD Net Revenues, until such time as KG has received a [*] amount [*] that year's Annual Fee (and, for Contract Year 1, the new Partner Launch Promotional Program Fee), after which time WebMD agrees to pay KG the percentage share of the WebMD Net Revenue as set forth in the following paragraph; provided that, if the amount of WebMD Net Revenues in any year is [*] (and, for Contract Year 1, [*]) for that year, WebMD will not be [*] KG with the [*] for that year, but such [*] shall be [*] such that KG shall be entitled to [*] for the [*] until such time as KG has [*] the amount [*] from the [*]. Moreover, if KG's portion of WebMD Net Revenues in any [*] the Annual Fee for that year, the [*] shall be [*] the amount [*] KG in subsequent [*]. WebMD shall not have any obligation to [*] during the term hereof.

    During each year of the Term, after such time as KG has either [*] (and, for Contract Year 1, [*]) and [*] pursuant to the preceding paragraph or received such amount via a [*] that year and [*] from [*], KG shall be entitled to receive the following percentages of revenue generated from advertising/ sponsorship and sales associated with the Channels and with the pages containing KG Content within the WebMD Site and on the WebMD Sites of the Portal Partners, as follows:

1.      Advertising/Sponsorship            [*]% of WebMD Net Advertising/
                                           Sponsorship Revenue

2.      e-Commerce goods and services      [*]% of WebMD Net Sales Revenue
        purchased on or                    through the Channels

    WebMD shall be entitled to receive the remaining percentages of the foregoing revenue not received by KG.

Definitions:

    "WEBMD NET REVENUES" shall mean the sum of WebMD Net Advertising/Sponsorship Revenue and WebMD Net Sales Revenue.

    "WEBMD NET ADVERTISING/SPONSORSHIP REVENUE" shall mean the gross revenue actually received by WebMD from advertising and sponsorship on the Channels and the pages containing KG Content within the WebMD Site and on the WebMD Sites of the Portal Partners less (i) WebMD's costs (including all direct third party vendor costs), which shall be [*] of such [*] revenue, and (ii) revenue

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

sharing payable to Portal Partners and slotting and similar fees that are incurred in connection with KG's e-commerce placement in the Portal Partners' WebMD Site(s).

    "WEBMD NET SALES REVENUE" shall mean the gross revenue actually received by WebMD in connection with the sale of any product or service on the Channels or the pages containing KG Content within the WebMD Site or on the Portal Partners' (as the case may be) excluding shipping and handling charges (and excluding any value added tax) less (a) returns, (b) deductions made for any cash, trade or other discounts offered by the selling party at any time, (c) bad debts,
(d) the selling party's direct costs for advertising, sales, product costs, distribution and other reasonable and appropriate costs, and (e) revenue sharing due and payable to Portal Partners and slotting and similar fees that are incurred in connection with KG's e-commerce placement in the Portal partner's WebMD Site(s).

    Notwithstanding the foregoing, the parties agree that, at the end of [*], the parties shall meet and confer in good faith to review the parties' progress in meeting their objectives under this Agreement and how every party intends to meet their objectives on a going forward basis.

                                FIRST AMENDMENT

    THIS FIRST AMENDMENT is made as of this 5th day of January, 2001, by and between DNA SCIENCES, INC., a Delaware corporation formerly known as Kiva Genetics, Inc., having its principal place of business at 6540 Kaiser Drive, Fremont, CA 94555 ("DNAS") and WEBMD CORPORATION formerly known as HEALTHEON/WEBMD CORPORATION, a Delaware corporation, having its principal place of business at 400 The Lenox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30327 ("WebMD").

                                    RECITALS

    A. The parties previously entered into a Collaboration Agreement, dated March 16, 2000 (the "Agreement") and now desire to amend the Agreement as set forth herein.

    B. All terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning in this Amendment. Any reference in the Agreement to Kiva Genetics or KG hereby applies to DNAS as one in the same party.

                                  WITNESSETH:

    NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree to add the following provisions to the Agreement as follows:

1.  WEBMD CONTENT

    During the term of the Agreement, WebMD shall make available to DNAS for placement on the KG Site the full text of certain content owned by WebMD, including but not limited to articles, features, and online guest chat transcripts all selected by WebMD, in its sole discretion (collectively the "WebMD Content"). In making the selection of the WebMD Content, WebMD will consider requests for particular items of content made by DNAS, but after such consideration, WebMD, in its sole discretion, shall select the content to be included in the WebMD Content. WebMD shall place the WebMD Content on a secure web server for DNAS to download and place on KG Site, and the WebMD Content will not be used in any other manner by DNAS.

    At WebMD's request, for any reason, DNAS shall remove all or any portion of the WebMD Content from the KG Site within three (3) business days.

    Each page of the KG Site that displays any of the WebMD Content shall prominently display the WebMD name, logo and copyright notice, as approved by WebMD in advance. Each appearance of the WebMD name or logo will contain a hyperlink to such page of the WebMD Site as specified by WebMD. For purposes of this Amendment, the WebMD name and logo shall be considered part of the "WebMD Content."

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.  LICENSE TO WEBMD CONTENT

    WebMD hereby grants DNAS a limited, fully paid, non-exclusive, royalty-free, license to use, reproduce, publish, perform and display the WebMD Content on a single web site of DNAS in the United States intended for use by residents of the United States, but only to the extent that such WebMD Content is owned by WebMD or its licensed to WebMD with the right to sublicense without the payment of any additional compensation. WebMD acknowledges that the WebMD Content appearing on such site of DNAS may be viewed by persons located outside of the United States, which shall not be considered a violation of this Agreement so long as DNAS does not store or serve such WebMD Content on or from any servers located outside of the United States. Any other use or display of the WebMD Content by DNAS shall require the prior written consent of WebMD. DNAS may not edit, alter the form of format of any WebMD Content without the prior written approval of WebMD.

3.  TERM OF AGREEMENT

    The first sentence in Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following: "This Agreement shall commence on the Effective Date and shall continue in full force and effect for a period of five
(5) years and three (3) months ("Initial Term") subject to the provisions hereof, unless earlier terminated as provided for below." The additional three
(3) month period does not effect the Annual Fee Payment schedule set forth in
Schedule 5 of the Agreement.

4.  ENTIRE AGREEMENT AND AMENDMENT

    The Agreement and this Amendment, are the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of herein. Except as expressly set forth herein, the Agreement and this Amendment may be changed only by a writing signed by both parties.

5.  COUNTERPARTS

    This Amendment may be executed in one or more counterparts, each of which shall be deemed on original and all of which shall be taken together and deemed to be one instrument. A facsimile signature shall be deemed an original for purposes of this Amendment.

    IN WITNESS WHEREOF, this Amendment #1 is executed in duplicate as of the date and year first above written.

HEALTHEON/WEBMD, INC.                          DNA SCIENCES, INC.

By:          /s/ K. Robert Draughan            By:          /s/ Steven B. Lehrer
             -------------------------------                -------------------------------
Print Name:  K. Robert Draughan                Print Name:  Steven B. Lehrer
             -------------------------------                -------------------------------
Title:       Executive Vice President          Title:       Chief Business Officer
             -------------------------------                -------------------------------

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.